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                                                                   EXHIBIT 23.A





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Amendment No. 7 to the Registration Statement on Form SB-2 of our report dated January 18, 1996, except for Note 1 and Note 10, as to which the date is April 12, 1996; and Note 4 and Note 14, as to which the date is June 26, 1996; and Note 2 as to which the date is September 6, 1996 and, Note 6, and Note 16, as to which the date is October 21, 1996, relating to the consolidated balance sheets of Homeowners Financial Corp. and Subsidiaries ("Successor") as of September 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1995 and the period from April 30, 1994 to September 30, 1994 ("Successor Periods") and the statements of operations and cash flows for the period from October 1, 1993 to April 29, 1994 ("Predecessor Period") of Home Owners Funding Corp. of America ("Predecessor"), and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                       /s/   WALLACE SANDERS & COMPANY



Dallas, Texas
November 6, 1996